UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            __________

                             FORM 8-K



                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest        Commission File Number
event reported):                        1-8233

October 28, 1994



                          USF&G CORPORATION
            (Exact Name of Registrant as Specified in Charter)



Maryland                                                 52-1220567
(State or Other Jurisdiction       (IRS Employer Identification No.)
of Incorporation)





                100 Light Street, Baltimore, Maryland  21202
                  (Address of Principal Executive Offices)


                            (410) 547-3000
             (Registrant's telephone number, including area code)







                           USF&G CORPORATION
                                FORM-8K
                        ______________________
Item 5. Other Events

On October 28, 1994, USF&G issued a press release announcing its call for redemption on November 28, 1994, of approximately 1,400,000 shares, or 50 percent, of its remaining outstanding $5.00 Series C Cumulative Preferred Stock. The press release is incorportated herein by reference as Exhibit I to this form.






EXHIBIT I


                                    October 28, 1994
                                    FOR IMMEDIATE RELEASE
                                    CONTACT: Kerrie Burch-DeLuca
                                             (410) 547-3573


          USF&G CORPORATION CALLS 1,400,000 SHARES OF $5.00
           SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK


          USF&G Corporation today announced its call for redemption

on November 28, 1994, of approximately 1.4 million shares or 50 percent of its outstanding $5.00 Series C Cumulative Convertible

Preferred Stock ("Series C", ticker:FGpC) at a redemption price of

$53.50 per share plus accrued dividends of $0.39.  USF&G currently has 2.8 million shares of the Series C outstanding.  First Chicago

Trust Company of New York, transfer agent, has determined the shares to be called by lot.  All holders of record will be notified of the number of Series C shares, if any, that have been called.

          USF&G Corporation issued the Series C in June 1991 at the

outset of its significant financial and operational restructuring.

On September 28, 1994, the company completed the call of 950,000 shares of the original total of 3.8 million shares of the Series C,

resulting in a significant percentage of shares called converting to common stock.  Given the improvement in the company's overall financial position and its return to profitability, USF&G has chosen to continue to retire this high-coupon (10 percent) preferred stock.

          This transaction, together with the previous call, is

expected to produce annual cash dividend savings of approximately

$10 million.

          At the holder's option, the Series C shares called for

redemption are convertible into 4.158 shares of USF&G common stock until the redemption date, November 28, 1994, at which time this option will expire.  As long as the common stock price is greater than $12.96, holders of the Series C who convert will receive USF&G common stock (plus cash for fractional shares) with market value greater than the amount of cash that the holder would otherwise be entitled to receive upon redemption.  USF&G's common stock closed at

$14.00 per common share on the New York Stock Exchange on October

27, 1994.

          Shares of the Series C not called for redemption are also

convertible into common stock at any time at the holder's option.

          USF&G has, as with the previous transaction, entered into

an agreement with an unaffiliated financial institution to place common stock to fund cash redemptions, if necessary. At September

30, 1994, there were approximately 89.3 million shares of common stock outstanding.  As a result of this transaction, USF&G will issue approximately 5.8 million additional common shares either through conversions into common stock or these arrangements.

          Baltimore-based USF&G Corporation, with assets of $13.8

billion, is composed of property/casualty and life insurance subsidiaries.  The corporation's principal operating subsidiary is the United States Fidelity and Guaranty Company, one of the nation's largest property/casualty insurers, founded in 1896.









                             USF&G CORPORATION
                                 FORM 8-K
                          ______________________
                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                               USF&G CORPORATION



                               By: DAN L. HALE
                                   Dan L. Hale
                         Executive Vice President,
                         Chief Financial Officer and
                         Principal Accounting Officer

October 28, 1994